                                                                     EXHIBIT 4.4

                             EVOLVE SOFTWARE, INC.
                                   NON-PLAN
                            STOCK OPTION AGREEMENT

I.  NOTICE OF STOCK OPTION GRANT
    ----------------------------

     ________________
     ________________
     ________________

     You have been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement, as follows:

     Date of Grant                         August 10, 2000

     Vesting Period Commencement Date      August ___, 2000

     Exercise Price per Share              $9.00

     Total Number of Shares Granted        _________

     Total Exercise Price                  $_______

     Term/Expiration Date:                 August 10, 2010


     This Option may be exercised, in whole or in part, in accordance with the following schedule and the terms set out in the Agreement:

     The number of shares designated as vesting "Annually" in the Vest Type column in the Notice of Grant will become exercisable in a single installment on the date listed in the Full Vest column in the Notice of Grant (the "Initial Vest Date").

     1/36th of the shares designated as vesting "Monthly" in the Vest Type column in the Notice of Grant will become exercisable at the end of each month following the Initial Vest Date.

     Termination Period:
     ------------------

     This Option may be exercised in respect of any shares at any time between the date of vesting and the date ninety (90) days after Optionee ceases to be a Service Provider in accordance with Section 9 of this Agreement. Upon the death or Disability of the Optionee, this Option may be exercised at any time between the date of vesting and the date one year after Optionee ceased to be a Service Provider in accordance with Section 9 of this Agreement. In no event shall this Option be exercised later than the Term/Expiration Date stated above.

II.  AGREEMENT
     ---------

     1.  Definitions.  As used herein, the following definitions shall apply:
         -----------

          (a) "Agreement" means this stock option agreement between the Company
               ---------
and Optionee evidencing the terms and conditions of this Option.

          (b) "Applicable Laws" means the requirements relating to the
               ---------------
administration of stock options under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Option.

          (c) "Board" means the Board of Directors of the Company or any
               -----
committee of the Board which has been designated by the Board to administer this Agreement.

          (d) "Code" means the U.S. Internal Revenue Code of 1986, as amended.
               ----

          (e) "Common Stock" means the common stock of the Company.
               ------------

          (f) "Company" means Evolve Software, Inc., a Delaware corporation.
               -------

          (g) "Consultant" means any person, including an advisor, engaged by
               ----------
the Company or a Parent or Subsidiary to render services to such entity.

          (h) "Director" means a member of the Board.
               --------

          (i) "Disability" means total and permanent disability as defined in
               ----------
Section 22(e)(3) of the Code.

          (j) "Employee" means any person, including Officers and Directors,
               --------
employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended.

          (l) "Fair Market Value" means, as of any date, the value of Common
               -----------------
Stock determined, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (m) "Nonstatutory Stock Option" means an Option not intended to
               -------------------------
qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (n) "Notice of Grant" means a written notice, in Part I of this
               ---------------
Agreement, evidencing certain the terms and conditions of this Option grant. The Notice of Grant is part of the Option Agreement.

          (o) "Officer" means a person who is an officer of the Company within
               -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (p) "Option" means this stock option.
               ------

          (q) "Optioned Stock" means the Common Stock subject to this Option.
               --------------

          (r) "Optionee" means the person named in the Notice of Grant or such
               --------
person's successor.

          (s) "Parent" means a "parent corporation," whether now or hereafter
               ------
existing, as defined in Section 424(e) of the Code.

          (t) "Service Provider" means an Employee, Director or Consultant.
               ----------------

          (u) "Share" means a share of the Common Stock, as adjusted in
               -----
accordance with Section 10 of this Agreement.

          (v) "Subsidiary" means a "subsidiary corporation", whether now or
               ----------
hereafter existing, as defined in Section 424(f) of the Code.

     2.  Grant of Option.  The Board hereby grants to the Optionee named in the
         ---------------
Notice of Grant attached as Part I of this Agreement the Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of this Agreement.

    3.  Exercise of Option.
        ------------------

          (a) Right to Exercise.  This Option is exercisable during its term in
              -----------------
accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Agreement.

          (b) Method of Exercise.  This Option is exercisable by delivery of an
              ------------------
exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and delivered to Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          (c) Legal Compliance.  No Shares shall be issued pursuant to the
              ----------------
exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

          (d) Buyout Provisions.  The Board may at any time offer to buy out for
              -----------------
a payment in cash or Shares an Option previously granted based on such terms and conditions as the Board shall establish and communicate to the Optionee at the time that such offer is made.

     4.  Method of Payment.  Payment of the aggregate Exercise Price shall be by
         -----------------
any of the following, or a combination thereof, at the election of the Optionee:

          (a)  cash; or

          (b)  check; or

          (c) consideration received by the Company under a cashless exercise program implemented by the Company; or

          (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six
(6) months on the date of
surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     5.   Optionee's Representations.  In the event the Shares have not been
          --------------------------
registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

     6.   Lock-Up Period. In the event that the Option is exercised prior to the
          --------------
expiration of the 180-day period (the "Market Standoff Period") following the effective date of the registration statement of the Company filed under the Securities Act with respect to its initial public stock offering, the Optionee shall execute and deliver a lock-up agreement in the form requested by the managing underwriters of such offering. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     7.  Non-Transferability of Option.  This Option may not be transferred in
         -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     8.  Term of Option.  This Option may be exercised only within the term set
         --------------
out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

     9.  Termination of Relationship as a Service Provider.
         -------------------------------------------------

          (a) Disability of Optionee.  If an Optionee ceases to be a Service
              ----------------------
Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within twelve (12) months following the Optionee's termination to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall terminate. If, after termination of the Service Provider relationship, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate.

          (b) Death of Optionee.  If an Optionee dies while a Service Provider,
              -----------------
the Option may be exercised within twelve (12) months following the Optionee's death to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall terminate. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate.

          (c) Other Termination of Relationship as a Service Provider.  If an
              -------------------------------------------------------
Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability (as described above in Sections 9(a) and (b)), the Optionee may exercise his or her Option within three (3) months following the Optionee's termination to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall terminate. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate.

     10.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or
          ------------------------------------------------------------------
          Asset Sale.
          ----------

          (a) Changes in Capitalization.  Subject to any required action by the
              -------------------------
shareholders of the Company, the number of shares of Common Stock covered by this Option, as well as the price per share of Common Stock covered by this Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

          (b) Dissolution or Liquidation.  In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, to the extent that this Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that this Option shall terminate as of a date fixed by the Board and give the Optionee the right to vest in and exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be vested or exercisable.

          (c) Merger or Asset Sale.  In the event of a merger of the Company
              --------------------
with or into another corporation, or the sale of substantially all of the assets of the Company, this Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for this Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If the Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     11.  Tax Consequences.
          ----------------

          (a) Exercising the Option. Optionee understands that Optionee may
              ---------------------
suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice. Optionee understands that the Company may be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of any compensation income recognized at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          (b) National Insurance Contributions. This Option is granted on the
              --------------------------------
condition that Optionee agrees to indemnify the Company in full in respect of any liability of the Company to account for any amount of income tax or primary (employees') national insurance contributions arising in respect of the exercise of the stock options and that the Company will within 30 days of any exercise pay to the Company the full amount due in respect of this indemnity. By signing this Agreement Optionee agree(s) to indemnify the Company against this liability. The Optionee indemnity will not cover any liability of the Company's sole responsibility; provided however that in the event that English law is changed so that it becomes possible for an employer and an employee to agree that the employee shall bear the national insurance contribution which would otherwise fall on the employer on the exercise by the employee of any option hereunder, Optionee agrees that Optionee will enter into and/or sign any acknowledges and agrees that Optionee will bear the secondary national insurance contribution which would otherwise fall on the Company. In order to affect the above, the Optionee will make such election and/or execute such further documentation as the Company may require.

     12.  Restrictive Legends and Stop-Transfer Orders.
          ---------------------------------------------

          (a) Legends.  Optionee understands and agrees that the Company shall
              -------
cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT O R, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

          (b) Stop-Transfer Notices.  Optionee agrees that, in order to ensure
              ---------------------
compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c) Refusal to Transfer.  The Company shall not be required (i) to
              -------------------
transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     13.  Entire Agreement; Governing Law.  This Agreement constitute the entire
          -------------------------------
agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

     14.  NO GUARANTEE OF CONTINUED SERVICE.  OPTIONEE ACKNOWLEDGES AND AGREES
          ---------------------------------
THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS

CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                             EVOLVE SOFTWARE, INC.


____________________________          __________________________________
                                      By

                                      __________________________________
Residence Address:                    Title:

                               CONSENT OF SPOUSE
                               -----------------

     The undersigned spouse of Optionee has read and hereby approves the terms and conditions of this Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in this Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of this Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under this Agreement.



                                    ________________________________________
                                    Spouse of Optionee

                                   EXHIBIT A
                                   ---------

                             EVOLVE SOFTWARE, INC.

                                EXERCISE NOTICE


Evolve Software, Inc.
1400 65th Street
Emeryville, CA  94608
Attention:  President

     1.  Exercise of Option.  Effective as of today, _____________________, the
         ------------------
undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Evolve Software, Inc. (the "Company") under and pursuant to the Stock Option Agreement dated _________, 2000 (the "Option Agreement"). The purchase price for the Shares shall be $__________, as required by the Option Agreement.

     2.  Delivery of Payment.  Purchaser herewith delivers to the Company the
         -------------------
full purchase price for the Shares.

     3.  Representations of Purchaser.  Purchaser acknowledges that Purchaser
         ----------------------------
has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions. Purchaser has executed and delivers herewith the Investment Representation Statement attached here to as Exhibit B.
                                                                     ---------

     4.  Rights as Shareholder.  Until the issuance (as evidenced by the
         ---------------------
appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 8 of the Option Agreement.

     5.  Tax Consultation.  Purchaser understands that Purchaser may suffer
         ----------------
adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6.  Entire Agreement; Governing Law.  The Option Agreement is incorporated
         -------------------------------
herein by reference. This Agreement, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:                                 Accepted by:

PURCHASER:                                    EVOLVE SOFTWARE, INC.


____________________________________          __________________________________
Signature                                     By

____________________________________          __________________________________
Print Name                                    Title


Address:                                      Address:
-------                                       -------

____________________________________          1400 65th Street
                                              Emeryville, CA  94608
____________________________________

                                               Date Received ___________________

                                   EXHIBIT B
                                   ---------

                      INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:      _____________________________

COMPANY:       EVOLVE SOFTWARE, INC.

SECURITY:      COMMON STOCK

AMOUNT:        ___________ SHARES

DATE:          _____________________________

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

          (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (b) Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California and any other legend required under applicable state securities laws.

          (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

     In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

          (d) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                               Signature of Optionee:

                              _____________________________________


                              Date:_________________________